                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 7, 2005

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       New Jersey                                           13-3152196
-------------------------------                       ------------------------
(State or other jurisdiction                              (I.R.S. Employer
 of incorporation)                                     Identification Number)

                                     0-17038
                            ------------------------
                            (Commission File Number)


    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective January 7, 2005, the Compensation and Stock Option Committee of the Board of Directors of the Company approved an amendment to the employment agreement dated February 11, 2003 of Blaine A. Robinson, the Company's Corporate Controller and Principal Accounting Officer (the "Amendment"). Under the terms of the Amendment, Mr. Robinson is entitled to an annual base salary of $159,000 and a monthly car allowance of $500, each effective as of February 11, 2004. Under the terms of the Amendment, if the Company terminates Mr. Robinson's employment for any reason other than cause, and such termination is made effective immediately or upon less than thirty days written notice, then the Company will pay to Mr. Robinson his base salary and monthly car allowance, in lieu of notice, for the remainder of such thirty-day notice period (the "Notice Payment"). In addition, if the Company terminates Mr. Robinson's employment for any reason other than cause, then, Mr. Robinson shall receive payments equal to three months of his then base salary and car allowance (net of required withholding) (the "Severance Payment"), provided that in no event shall the Notice Payment and the Severance Payment collectively exceed three months of Mr. Robinson's then base salary and car allowance.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CONCORD CAMERA CORP.


Date:  January 13, 2005              By:    /s/ Alan Schutzman
                                        ---------------------------------------
                                         Alan Schutzman, Senior Vice President,
                                         General Counsel and Secretary